Exhibit 10.2

Agreement No. 2001-09-13B

EXCLUSIVE LICENSE AGREEMENT

WITH SUBLICENSING TERMS

(Alpha-1- Anti-Trypsin UF#184I)

TABLE OF CONTENTS

Section 1. - Definitions

Section 2. - Grant

Section 3. - Consideration

Section 4. - Certain Warranties of UFRF

Section 5. - Record keeping

Section 6. - Patent Prosecution

Section 7. - Term and Termination

Section 8. - Assignability

Section 9. - Enforcement

Section 10. - Product Liability; Conduct of Business

Section 11. - Use of Names

Section 12. - Miscellaneous

Section 13. - Notices

Section 14. - Contract Formation and Authority

Section 15. - United States Government Interests

Section 16. - Acknowledgment and Consent

Exhibit A - Development Report

Exhibit B - Equity Agreement

Exhibit C - Acknowledgment and Consent Regarding Intellectual Property License(s)

This Agreement is made effective the 25th day of September, 2001, (the “Effective Date”) by and between the University of Florida Research Foundation, Inc. (hereinafter called “UFRF”), a nonstock, nonprofit Florida corporation, and Applied Genetic Technologies Corporation (hereinafter called “Licensee” or “AGTC”), a corporation organized and existing under the laws of Florida. Licensee shall include any wholly owned subsidiary of AGTC.

WHEREAS, UFRF owns, or has an undivided joint interest in, certain inventions that are described in the “Licensed Patents” defined below, and UFRF is willing to grant a license to Licensee under any one or all of the Licensed Patents and Licensee desires a license under all of them;

WHEREAS, UFRF owns, or has an undivided joint interest in, certain other inventions that are the subject of other exclusive and non-exclusive license agreements entered between UFRF and Licensee on even date herewith and UFRF is willing to grant a license to Licensee under any one or all of the Licensed Patents licensed under the License Agreement Group and Licensee desires a license under all of them;

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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, including the good and valuable consideration for the Licensed Patents set forth in Section 3.2 herein, the receipt and adequacy of which are hereby acknowledged by UFRF and by Licensee, the parties covenant and agree as follows:

Section 1.	Definitions.

1.1	“Licensed Patents” shall refer to and mean all of the following UFRF intellectual property:

1.1.1	the United States patent application entitled [**] and all United States patents and foreign patents and patent applications based on these U.S. patent and patent application;

1.1.2	any extensions, substitutions, renewals, reissues, re-examinations, continuations, or divisionals of or to any application or patents and all patents issuing thereon, and all patent registrations, supplementary protection certificates, or cautionary notices thereof both U.S. and foreign; and

1.1.3	any reissues or re examinations of patents described in 1.1.1 or 1.1.2 above.

1.2	“Licensed Product” and “Licensed Process” shall mean:

1.2.1	In the case of a Licensed Product, any product or part thereof developed by or on behalf of Licensee which:

1.2.1.1	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which any product is made, used or sold which has not been held invalid, unenforceable, or unpatentable by a final and unappealable decision of a court of competent jurisdiction; or

1.2.1.2	is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which any such process is used or in which any such product is used or sold which has not been held invalid, unenforceable, or unpatentable by a final and unappealable decision of a court of competent jurisdiction.

1.2.2	In the case of a Licensed Process, any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which such process is practiced.

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1.3	“Net Sales” shall mean, in the case of Licensed Products and/or Licensed Processes that are sold, the cumulative invoice price of Licensed Products and/or Licensed Processes in a form suitable for sale to the retail customer of the Licensed Products and/or Licensed Processes (regardless of uncollectible accounts) less any outbound transportation costs paid or allowed allowances and credits because of returns, or sales taxes. The “Net Sales” for a Licensed Product or Licensed Process that is transferred to a third party for promotional purposes without charge or at a discount shall be the average price to the retail customer of that type of Licensed Product and/or Licensed Process during the applicable calendar quarter.

1.4	“Development Report” shall mean a written account of Licensee’s progress under the Business Plan (defined below) having at least the information specified on Exhibit A to this Agreement, and shall be sent to the address specified on Exhibit A.

1.5	“Licensed Field” shall be all fields of use.

1.6	“Licensed Territory” shall be worldwide.

1.7	“Agreement Year” shall mean that twelve-month period commencing on the anniversary date of the Effective Date of this Agreement, with the first Agreement Year commencing on the Effective Date of this Agreement.

1.8	“Affiliate” means any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity. Notwithstanding the foregoing, the term Affiliate shall not include a subsidiary in which a party or its Affiliates own a majority of the ordinary voting power to elect a majority of the board of directors but is restricted from electing such majority by contract or other express restriction, until such time as any such restriction is no longer in effect.

1.9	“Business Plan” shall mean Licensee’s Summary Business Plan of July 2001 describing the development activities that are to be undertaken by the Licensee to bring Licensed Products to the market.

1.10	“License Agreement Group” shall mean the following fully executed license agreements between UFRF and Licensee: 2001-09-13A, 2001-09-13B, 2001-09- 13C, 2001-09-13D, 2001-09-13E and 2001-09-13F.

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Section 2.	Grant.

2.1	License.

2.1.1	UFRF hereby grants to Licensee an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents to make, use and sell Licensed Products and/or Licensed Processes with the right to sublicense. During the term of this Agreement, UFRF will grant no other commercial licenses in the Licensed Field and the Licensed Territory under the Licensed Patents. However, UFRF reserves to itself and the University of Florida the right to make and use Licensed Products and/or Licensed Processes under the Licensed Patents for research, educational, and clinical purposes, including research for any sponsors, including for-profit sponsors. All sponsored research contemplated under this Section 2.1.1 shall be conducted on the campus of, and in facilities belonging to, the University of Florida, and shall be conducted for non-commercial purposes only. No right or license to Licensed Products and/or Licensed Processes shall be granted or implied to, and no materials will be transferred to, and no confidential information will be disclosed to, said for-profit sponsors. For the purposes of this Section 2.1.1, materials and confidential information shall mean materials and confidential information developed by or belonging solely to AGTC and/or its Sublicensees.

2.1.2	Nothing in this grant is a representation or warranty by UFRF that other co-owner(s) of the Licensed Patents are willing or able to grant comparable rights to Licensee to its undivided joint title to the Licensed Patents or to other patents owned by said co-owners that may be necessary or desirable to Licensee in developing and selling a viable commercial product.

2.2	Sublicense

2.2.1

During the Term and subject to the terms and conditions set forth herein, UFRF hereby grants to the Licensee the right to grant sublicenses to third parties (the “Sublicensees”) under the Licensed Patents in the Licensed Fields and in the Licensed Territory to make, have made, use, sell, and otherwise distribute the Licensed Products and to practice the Licensed Processes. The Licensee shall cause each of the Sublicensees to enter into a “Sublicense Agreement” upon terms and conditions satisfactory to the Licensee; provided that the terms and conditions of each Sublicense Agreement shall not be inconsistent with the terms and conditions of this Agreement. Licensee shall not receive from Sublicensees anything of value in lieu of cash payments in consideration for any Sublicense under this Agreement without the express prior written permission of UFRF. Notwithstanding the foregoing, the parties hereto agree that certain non-cash consideration would be highly desirable in that it would enhance Licensee’s valuation and/or enhance Licensee’s strategic position in the

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gene therapy field; therefore UFRF shall not unreasonably withhold such permission. In the event that Licensee requests UFRF’s permission in writing, and UFRF does not respond to such request for permission within thirty (30) days of such request, permission will be deemed given by UFRF. Any agreement granting a Sublicense shall state that the Sublicense is subject to the termination of this Agreement; however, UFRF may enter into a license agreement with such Sublicensee with respect to the Licensed Patents. Licensee shall have the same responsibility for the activities of any Sublicensee as if the activities were directly those of Licensee.

2.2.2	In respect to Sublicenses granted by Licensee under Section 2.2.1, Licensee shall pay to UFRF an amount equal to what Licensee would have been required to pay to UFRF had Licensee sold the amount of Licensed Products sold by such Sublicensee. In addition, if Licensee receives any fees, minimum royalties, or other payments in consideration for any rights granted under a Sublicense, and such payments are not based directly upon the amount or value of Licensed Products sold by the Sublicensee, then Licensee shall pay UFRF [**] of such payments in the manner specified in Section 3.6. Licensee shall provide UFRF with a copy of each sublicense agreement within thirty (30) days of the execution of the sublicense agreement.

2.3	License to UFRF.

To the extent permitted by applicable law, Licensee hereby grants and shall use its best efforts to require its Sublicensee(s) to grant UFRF the right to negotiate for sixty (60) days following disclosure of Improvements (as defined herein) to obtain a nonexclusive, royalty-free, irrevocable, paid-up license to make and use for research, educational, and clinical purposes, including research for any sponsors, including for-profit sponsors, any and all inventions hereafter made by Licensee (or its Sublicensee(s)) to the extent any such inventions are Improvements. “Improvements” shall mean any modification of an invention described in Licensed Patents which, if unlicensed, would infringe one or more claims of the Licensed Patents. Licensee shall provide UFRF with a written, enabling disclosure of each such invention (such as a U.S. patent application), unambiguously identifying it as an invention governed by this paragraph, within six (6) months of filing a patent application thereon. If the parties do not enter into a license agreement, after negotiating in good faith, within sixty (60) days of the date of the disclosure, UFRF’s rights under this Section 2.3 shall be deemed terminated, but only with respect to the invention so disclosed. Any nonexclusive, royalty-free, irrevocable, paid-up license granted to UFRF to make and use Improvements shall specifically exclude the right to sell, import or export Improvements.

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Section 3.	Consideration.

3.1	License Issue Fee.

Licensee agrees to pay to UFRF a License Issue Fee of [**] within thirty (30) days of the Effective Date.

3.2	Running Royalty.

In addition to the Section 3.1 License Issue Fee, Licensee agrees to pay to UFRF as earned royalties a royalty calculated as a percentage of Net Sales in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the earlier of: (i) the date the Licensed Product and/or Licensed Process is actually sold and paid for; (ii) the date an invoice is sent by Licensee; or (iii) the date a Licensed Product and/or Licensed Process is transferred to a third party for any promotional reasons. The royalty shall remain fixed while this Agreement is in effect at a rate of [**] of Net Sales. In the event that licenses from third parties are required by Licensee in order to make, have made, use, sell, offer to sell or import any particular Licensed Product or Licensed Process, then the earned royalty which Licensee is obligated to pay UFRF under this Section 3.2 shall be reduced by [**] for each one dollar ($1.00) in royalties which Licensee is obligated to pay to third parties under such licenses, further provided, however, that the royalties payable to UFRF under this Section 3.2 shall not be reduced to less than [**] of the applicable Net Sales. If a Licensed Product or Licensed Process is covered under another patent of UFRF, the rights to which have been licensed to Licensee by UFRF under any of the license agreements of the License Agreement Group, and which license agreement calls for the payment of royalties at the rate of [**] of Net Sales, duplicative royalties for the sales of such Licensed Product or Licensed Process shall not be owed to UFRF by Licensee. Under such circumstances, the royalty calculation shall be made only once, even though the sale of the Licensed Product or Licensed Process may fall under more than one patent and more than one license agreement.

3.3	Other Payments.

3.3.1	Licensee agrees to pay UFRF Minimum Royalty payments of [**] per year to be paid in equal quarterly installments beginning on September 30, 2002 and every year thereafter for the life of this Agreement.

The Minimum Royalty shall be paid in advance on a quarterly basis for each year in which this Agreement is in effect. The first Minimum Royalty payment shall be due on September 30, 2002 and shall be in the amount of [**]. The Minimum Royalty for a given year shall be due in advance and shall be paid in quarterly installments on March 31, June 30, September 30, and December 31 for the following quarter. Any Minimum Royalty paid in a calendar year will be credited against the earned royalties for that calendar year. It is understood that the Minimum Royalties will be applied

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to earned royalties on a calendar year basis, and that sales of Licensed Products and/or Licensed Processes requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual Minimum Royalty due UFRF for other than the same calendar year in which the royalties were earned.

3.3.2	In addition to all other payments required under this Agreement, Licensee agrees to pay UFRF Milestone payments within thirty (30) days of the following events:

Payment	Event
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

If a Licensed Product or Licensed Process is covered under another patent of UFRF, the rights to which have been licensed to Licensee by UFRF under any of the license agreements of the License Agreement Group, and which license agreement calls for the development milestones and for milestone payments to be made to UFRF as set forth above, duplicative milestone payments shall not be owed to UFRF by Licensee with respect to a given development milestone. Under such circumstances, the milestone payments shall be made only once, even though the development milestone may apply to more than one license agreement.

3.4	Development.

3.4.1	Licensee agrees to and warrants that: (i) it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; and (ii) within one month following the end of each quarter ending on December 31, March 31, June 30, and September 30 and until the date of first commercial sale of Licensed Products, it will supply UFRF with a written Development Report (see Exhibit A). All development activities and strategies and all aspects of product design and decisions to market and the like are entirely at the discretion of Licensee, and Licensee shall rely entirely on its own expertise with respect thereto. UFRF’s review of Licensee’s Development Report is solely to verify the existence of Licensee’s commitment to development activity and to ensure compliance with Licensee’s obligations to commercialize the inventions of the Licensed Patents, as set forth above.

3.4.2	Licensee agrees to the following development milestones for [**]:

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

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Each of the above-described development milestones shall be completed by Licensee and/or its Sublicensees by the agreed dates or this License may be terminated by UFRF pursuant Section 7.3 of this Agreement.

3.5	Issuance of Equity

As consideration for the rights granted to Licensee by UFRF pertaining to the Licensed Agreement Group, as of the Effective Date, (i) Licensee will issue to UFRF that number of shares of common stock of AGTC equal to [**] of the total number of issued and outstanding shares of AGTC on the Effective Date calculated on a fully diluted basis. The issuance of common stock to UFRF under this Section 3.5 shall be made in accordance with that certain Equity Agreement by and between UFRF and AGTC of even date herewith, a copy of which is attached hereto as Exhibit B and incorporated by reference herein.

3.6	Accounting Payments.

3.6.1	Amounts owing to UFRF under Section 3.2 shall be due and received by UFRF on or before the thirtieth day following the date received by Licensee (such date the payments are due to be received by UFRF being referred to as the “Payment Due Date”). The balance of any amounts which remain unpaid more than thirty (30) days after the Payment Due Date shall accrue interest until paid at the rate of the lesser of one and one-half percent (1.5%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

3.6.2	Except as otherwise directed, all amounts owing to UFRF under this Agreement shall be paid in U.S. dollars to UFRF at the address provided in Section 13.1. All amounts owing with respect to Net Sales stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation — Value of Foreign Currencies on the day preceding the payment.

3.6.3	A full accounting showing how any amounts payable to UFRF under Sections 3.2 have been calculated shall be submitted to UFRF on the date of each such payment. Such accounting shall be submitted on a form approved by UFRF. In the event Sublicenses have been entered into but no payment is owed to UFRF under Section 3.2, an accounting demonstrating that fact shall be supplied to UFRF.

3.6.4

Any and all income or similar taxes imposed or levied on account of the receipt of payments under this Agreement which are required to be withheld shall be paid by Licensee on behalf of UFRF and shall be paid to the proper taxing authority. Proof of such payment shall be secured, if available, and sent to UFRF by Licensee as evidence of such payment in

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such form as required by the tax authorities having jurisdiction over Licensee. Such taxes shall be deducted from the payments that would otherwise be remittable by Licensee.

3.7	Capitalization Milestones

Licensee shall raise the amount of [**] or this license may be terminated pursuant to Section 7.3 below.

Section 4.	Certain Warranties of UFRF.

4.1	UFRF warrants that, except as otherwise provided under Section 15 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to Licensee in this Agreement. However, nothing in this Agreement shall be construed as:

4.1.1	a warranty or representation by UFRF as to the validity or scope of any right included in the Licensed Patents;

4.1.2	a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

4.1.3	an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents;

4.1.4	an obligation to furnish any know-how not provided in Licensed Patents or any services other than those specified in this Agreement; or

4.1.5	a warranty or representation by UFRF that it will not grant licenses to others to make, use or sell products not covered by the claims of the Licensed Patents which may be similar and/or compete with products made or sold by Licensee or its Sublicensee(s).

4.2	EXCEPT AS OTHERWISE SET FORTH HEREIN, UFRF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE OR ITS VENDEES OR OTHER TRANSFEREES OF PRODUCT INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

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Section 5.	Record keeping.

5.1	Licensee and its Sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s and its Sublicensee(s)’s accounting referred to above, including without limitation inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes. Such books and records shall be preserved for a period not less than six years after they are created, both during and after the term of this Agreement.

5.2	Licensee and its Sublicensee(s) shall take all steps necessary so that UFRF may, within thirty (30) days of its request, review and copy all of the books and records at a single U.S. location to verify the accuracy of Licensee’s and its Sublicensee(s)’s accounting. Such review may be performed by any authorized employee of UFRF as well as by any attorney or registered CPA designated by UFRF, upon reasonable notice and during regular business hours.

5.3	In addition to the remedies provided in Section 7, if a payment deficiency is determined, Licensee and its Sublicensee(s) shall pay the deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 3.6.1.

5.4	If a payment deficiency for a calendar year exceeds [**] of the amounts paid for that year, then Licensee and its Sublicensee(s) shall be responsible for paying UFRF’s out-of-pocket expenses incurred with respect to such review.

Section 6.	Patent Prosecution

6.1	UFRF shall diligently prosecute and maintain the Licensed Patents using counsel of its choice. UFRF shall provide Licensee with copies of relevant documentation so that Licensee may be informed and apprised of the continuing prosecution of Licensed Patents, and Licensee agrees to keep such information confidential.

6.2	Licensee shall be responsible for and pay [**] for the preparation, filing, prosecution, issuance, and maintenance of the Licensed Patents within thirty (30) days of receipt of an invoice from UFRF. It shall be the responsibility of Licensee to keep UFRF fully apprised of the “small entity” status of Licensee with respect to the U.S. patent laws and with respect to the patent laws of any other countries, if applicable, and to inform UFRF of any changes in such status, within thirty days of any such change.

Section 7.	Term and Termination.

7.1	The term of this license shall begin on the Effective Date of this Agreement and continue until the earlier of the date that no Licensed Patent remains an enforceable patent or this Agreement is terminated pursuant to this Section 7.

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7.2	Licensee may terminate this Agreement at any time by giving at least ninety (90) days written and unambiguous notice of such termination to UFRF. Such a notice shall be accompanied by a statement of the reasons for termination.

7.3	If Licensee at any time defaults in the timely submission to UFRF of any Development Report or commits any breach of any other covenant herein contained, except for those covenants to which Sections 7.4 and 7.5 apply, and Licensee fails to remedy any such breach or default within sixty (60) days after written notice thereof by UFRF, UFRF may, at its option, terminate this Agreement by giving thirty (30) days notice of termination to Licensee.

7.4	UFRF may immediately terminate this Agreement if amounts due to UFRF as provided in Section 3.6.1 remain unpaid in whole or in part for at least sixty (60) days after the Payment Due Date.

7.5	UFRF may terminate this Agreement upon thirty (30) days written notice in the event Licensee fails to comply with its obligations set forth in Section 16.

7.6	Upon the termination of this Agreement, Licensee shall remain obligated to provide an accounting for and to pay amounts earned up to the date of the termination.

Section 8.	Assignability.

This Agreement may not be transferred or assigned by Licensee except with the prior written consent of UFRF; provided, however, that Licensee may assign any of its rights under this Agreement in any country to any Affiliates and may delegate its obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve Licensee of its responsibilities for performance of its obligations under this Agreement. Licensee may assign all of its rights and obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of the assets and or stock of the Licensee. This Agreement shall survive any such merger or reorganization of Licensee within, into, or such sale of assets and or stock to, another party, and no consent for such merger, reorganization or sale shall be required hereunder. Licensee shall provide UFRF written notice of assignment within thirty (30) days of the effective date of such assignment.

Section 9.	Enforcement.

UFRF intends to protect Licensed Patents against infringers or otherwise act to eliminate infringement when, in UFRF’s sole judgment, such action may be reasonably necessary, proper, and justified. In the event that Licensee believes there is infringement of any Licensed Patent under this Agreement which is to Licensee’s substantial detriment, Licensee shall provide UFRF with notification and reasonable evidence of such infringement. In the event that UFRF does not act to protect Licensed Patents against infringers or otherwise act to eliminate infringement, Licensee shall be free act on behalf of UFRF to take such actions as Licensee deems necessary to protect its interest in Licensed Patents.

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Section 10.	Product Liability; Conduct of Business.

10.1	Licensee and its Sublicensee(s) shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the University of Florida Board of Trustees, the University of Florida, and the inventors of the Licensed Patents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Licensed Products arising from any right or obligation of Licensee or any Sublicensee hereunder. Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own to defend UFRF’s, the University of Florida Board of Trustees, the University of Florida’s, and the inventor’s interests.

10.2	Licensee warrants that it now maintains and will continue to maintain liability insurance coverage in the minimum amount of [**] and that such insurance coverage lists UFRF, the University of Florida Board of Trustees, the University of Florida, and the inventors of the Licensed Patents as additional insureds. Within thirty (30) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Licensee will present evidence to UFRF, that the coverage is being maintained with UFRF, the University of Florida Board of Trustees, the University of Florida, and its inventors listed as additional insureds. In addition, Licensee shall provide UFRF with at least thirty (30) days prior written notice of any change in or cancellation of the insurance coverage.

Section 11.	Use of Names.

Licensee and its Sublicensee(s) shall not use UFRF’s name, the name of any inventor of Licensed Patents governed by this Agreement, or the name of the University of Florida in any sales promotion, advertising, or any other form of publicity without the prior written approval of UFRF.

Section 12.	Miscellaneous.

12.1	This Agreement shall be construed exclusively in accordance with the laws of the State of Florida. The parties hereto are independent contractors and not joint venturers or partners.

12.2	Licensee shall insure that it and its Sublicensee(s) apply patent markings that meet all requirements of U.S. law, 35 U.S.C. §287, with respect to all Licensed Products subject to this Agreement.

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12.3	This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 12, made prior to or at the signing with respect to the subject matter hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

12.4	In the event Licensee contests the validity of any Licensed Patent, Licensee shall continue to pay amounts due to UFRF with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.

12.5	Licensee shall not encumber or otherwise grant a security interest in any of the rights granted hereunder to any third party.

Section 13.	Notices.

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, or transmission by telecopier, and addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

13.1	University of Florida Research Foundation, Inc.

Attn: President

223 Grinter Hall

Gainesville, FL 32611

with a copy to:

Office of Technology Licensing

Attn: Director 308 Walker Hall

Gainesville, Florida 32611

13.2	Applied Genetic Technologies Company

Attention: Chief Executive Officer

12085 Research Drive, Suite 112

Alachua, FL 32615

with a copy to:

Fred D. Hutchinson, Esq.

Hutchinson & Mason, PLLC

3100 Edwards Mill Road, Suite 100

Raleigh, NC 27612

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Section 14.	Contract Formation and Authority.

14.1	No agreement between the parties shall exist unless the duly authorized representative of Licensee and the Director of the Office of Technology Licensing of UFRF have signed this document within thirty (30) days of the Effective Date written on the first page of this Agreement.

14.2	UFRF and Licensee hereby warrant and represent that the persons signing this Agreement have authority to execute this Agreement on behalf of the party for whom they have signed.

Section 15.	United States Government Interests.

It is understood that the United States Government (through any of its agencies or otherwise) has funded research, [**], during the course of or under which any of the inventions of the Licensed Patents were conceived or made. The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §202-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the inventions of such Licensed Patents for governmental purposes. Any license granted to Licensee in this Agreement shall be subject to such right.

Section 16.	Acknowledgment and Consent.

As soon as practicable, and, in no event, not later than six (6) months after the Effective Date, Licensee shall provide to UFRF an Acknowledgment and Consent Regarding Intellectual Property License(s) in the form attached as Exhibit C, executed by each inventor of the Licensed Patents. Failure to comply with this Section shall be grounds for termination of this Agreement by UFRF pursuant to Section 7.5 herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

/s/ David L. Day		Date:	Sept. 24, 2001
David L. Day
Director, Office of Technology Licensing

LICENSEE

By:	/s/ Nicholas Muzyczka	Date:	Sept. 25, 2001

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Name and Office:	Nicholas Muzyczka
CEO AGTC

Reviewed by UFRF’s Attorney:	Reviewed by Licensee’s Attorney

/s/ Leslie H. Knight	/s/ Fred D. Hutchison
(name typed)	(name typed)

(Neither attorney shall be deemed a signatory to this Agreement.)

UFRF Ref: UF #- 1841

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EXHIBIT A

DEVELOPMENT REPORT

When appropriate, indicate estimated start date and finish date for activities.

A.	Date Development Plan Initiated and Time Period Covered by this Report.

B.	Development Report (4-8 paragraphs).

1.	Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

2.	Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

C.	Future Development Activities (4-8 paragraphs).

1.	Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

2.	Estimated total development time remaining before a product will be commercialized.

D.	Changes to Initial Development Plan (2-4 paragraphs).

1.	Reasons for change.

2.	Variables that may cause additional changes.

E.	Items to be Provided if Applicable:

1.	Information relating to Licensed Products that has become publicly available, e.g., published articles, competing products, patents, etc.

2.	Development work being performed by third parties, other than Licensee, to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

3.	Update of competitive information trends in industry, government compliance (if applicable) and market plan.

4.	Information and copies of relevant materials evidencing the status of any patent applications or other protection relating to Licensed Products or the Licensed Patents.

PLEASE SEND DEVELOPMENT REPORTS TO:

University of Florida Research Foundation, Inc.

Attn: David L. Day

223 Grinter Hall

P.O. Box 115500

Gainesville, FL 32611-2037

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EXHIBIT B

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EXHIBIT C

ACKNOWLEDGMENT AND CONSENT

REGARDING INTELLECTUAL PROPERTY

I,                     , am a co-inventor of one or more of the patent applications pertaining to certain technologies (the “Technologies” or, singularly, the “Technology”) identified below. I acknowledge and understand that the Technologies are owned by the University of Florida Research Foundation, Inc. (“UFRF”) and that UFRF intends to grant to Applied Genetic Technologies Corporation (“AGTC”) exclusive, worldwide licenses (the “Licenses”) to the Technologies:

[**]

[**]

I acknowledge that the Founders of AGTC are inventors or co-inventors of one or more of the Technologies. I further understand that as compensation for the Licenses, AGTC will issue shares of AGTC stock or will pay a certain sum and issue shares of AGTC stock to UFRF. In addition, AGTC, in the normal course of business, will seek to earn other non-royalty income and realize profits from the use and commercialization of the Technologies. AGTC will be permitted to sublicense the Technologies to third parties. AGTC will have the right to extend any of the Licenses granted to it to its Affiliates, as such term is defined in the License Agreements.

I understand that, pursuant to the University of Florida Intellectual Property Policy (the “Policy”), I am entitled to receive a portion of the “net adjusted income,” as defined in the Policy, from the licensing of the Technologies to AGTC. I understand that the Founders of AGTC who are also inventors of a particular Technology will likewise share in the net adjusted income. However, I hereby acknowledge and consent to AGTC’s right to seek to earn other non-royalty income and realize profits from the use and commercialization of the Technologies and further acknowledge that I have no entitlement to receive any portion of such non-royalty income and profits, even with respect to those particular Technologies for which I am a co-inventor. I further acknowledge and consent that, in accordance with the terms of the Licenses, I may be entitled to receive a lessor portion of royalties in the event one or more of the Technologies is sublicensed by AGTC to a third party.

I have been provided with a copy of the Licenses. I hereby agree to hold all information contained in this Acknowledgment and Consent and in the Licenses confidential (such information collectively referred to as the “Confidential Information”) and that I will not disclose any Confidential Information to any third party without the prior written approval of UFRF. I will not use any of the Confidential Information for any purpose other than my own personal review. Specifically, but without limitation, I will not use any of the Confidential Information for any commercial purpose or development of any products or technology.

The confidentiality and use obligations set forth above apply to all or any part of any Confidential Information provided to me before or after the effective date of this Acknowledgment and Consent except to the extent that the Confidential Information was already available to the public or became so through no fault of mine.

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Signed:
Name:	[**]
Title:
Date:
Witness:

Signed:
Name:	[**]
Title:
Date:
Witness:

Signed:
Name:	[**]
Title:
Date:
Witness:

Signed:
Name:	[**]
Title:
Date:
Witness:

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APPENDIX C

ACKNOWLEDGMENT AND CONSENT

REGARDING INTELLECTUAL PROPERTY

I,                     , am a co-inventor of one or more of the patent applications pertaining to certain technologies (the “Technologies” or, singularly, the “Technology”) identified below. acknowledge and understand that the Technologies are owned by the University of Florida Research Foundation, Inc. (“UFRF”) and that UFRF intends to grant to Applied Genetic Technologies Corporation (“AGTC”) exclusive, worldwide licenses (the “Licenses”) to the Technologies:

[**]

[**]

I acknowledge that the founders of AGTC are inventors or co-inventors of one or more of the Technologies. I further understand that as compensation for the Licenses, AGTC will issue shares of AGTC stock or will pay a certain sum and issue shares of AGTC stock to UFRF. In addition, AGTC, in the normal course of business, will seek to earn other non-royalty income and realize profits from the use and commercialization of the Technologies. AGTC will be permitted to sublicense the Technologies to third parties. AGTC will have the right to extend any of the Licenses granted to it to its affiliates, as such term is defined in the License Agreements.

I understand that, pursuant to the University of Florida Intellectual Property Policy (the “Policy”), I am entitled to receive a portion of the “net adjusted income,” as defined in the Policy, from the licensing of the Technologies to AGTC. I understand that the founders of AGTC who are also inventors of a particular Technology will likewise share in the net adjusted income. However, I hereby acknowledge and consent to AGTC’s right to seek to earn other non-royalty income and realize profits from the use and commercialization of the Technologies and further acknowledge that I have no entitlement to receive any portion of such non-royalty income and profits, even with respect to those particular Technologies for which I am a co-inventor. I further acknowledge and consent that, in accordance with the terms of the Licenses, I may be entitled to receive a lessor portion of royalties in the event one or more of the Technologies is sublicensed by AGTC to a third party.

I have been provided with a copy of the Licenses. I hereby agree to hold all information contained in this Acknowledgment and Consent and in the Licenses confidential (such information collectively referred to as the “Confidential Information”) and that I will not disclose any Confidential Information to any third party without the prior written approval of UFRF. I will not use any of the Confidential Information for any purpose other than my own personal review. Specifically, but without limitation, I will not use any of the Confidential Information for any commercial purpose or development of any products or technology.

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The confidentiality and use obligations set forth above apply to all of any part of any Confidential Information provided to me before or after the effective date of this Acknowledgment and Consent except to the extent that the Confidential Information was already available to the public or became so through no fault of mine.

Signed:	/s/ [**]
Name:	[**]
Title:	Associate Professor
Date:	9/7/00
Witness:	/s/ Joyce E. Conners

Signed:	/s/ [**]
Name:	[**]
Title:	Assoc. Professor
Date:	8/29/00
Witness:	/s/ Joyce E. Conners

Signed:	/s/ [**]
Name:	[**]
Title:	Research Assistant Professor
Date:	8/30/00
Witness:	/s/ Joyce E. Conners

Signed:	/s/ [**]
Name:	[**]
Title:
Date:	9/14/00
Witness:	/s/ Beth B. Garland

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